COFFEE PACIFICA INC.

Suite 1210 1200 West 73rd Avenue, Vancouver, BC Canada V6P 6G5 Tel: (604) 264 8012 Fax: (604) 264 8006

Email: shailen@coffeepacifica.com, Website: www.coffeepacifica.com

January 12, 2006

PRIVATE & CONFIDENTIAL

Mr. Doug Thomas

President

Internet - IR Services Inc.

Unit 304 5158 48th Avenue,

Delta, B.C., V4K 5B6

Dear Doug;

RE: ENGAGEMENT FOR INVESTOR RELATIONS SERVICES

This letter agreement (the "Agreement") sets forth the services to be provided by Internet-IR Services Inc. ("Thomas") to Coffee Pacifica, Inc. (the "Company") and the terms and conditions under which such services shall be performed (the "Engagement").

1. Engagement. Subject to the terms set forth herein, the Company hereby engages Thomas as the Investor Relations consultant of the Company and Thomas hereby accepts the position of Investor Relations Consultant effective as of January 12, 2006. (the "Effective Date").

2. Duties. Thomas will perform such duties customarily performed by the Investor Relations and such other duties as reasonably requested by the Company in performance of the investor related services.

These duties will include answering investor enquires and providing information about the Company that is in the public domain, daily report of the telephone call received and made and supplying and maintaining 1-800 telephone service. It is understood that Thomas has other client responsibilities but that he does not anticipate any significant time conflicts, will not accept any significant new engagements and will devote the time and attention necessary to fulfill these duties to the Company.

3. Term. The term of Thomas's Engagement hereunder shall commence on the Effective Date and shall continue on a month to month basis until terminated by either party upon seven days prior written notice to the other party. In the event of termination prior to the end of a calendar month, the Company shall pay Thomas the pro rata fees for the portion of the month that the Engagement was effective.

4. Compensation. The Company shall make payment to Thomas, in arrears, on the last day of each month of US $3,000. For the month of January 2006, the Company will pay to Thomas an amount of US$3,000 upon execution of this Agreement.

5. Expense Reimbursement. Thomas will be entitled to reimbursement for reasonable out-of-pocket expenses which are approved by the Company in writing prior to been incurred. Payment will only be made upon receipt of original invoices of the expenses incurred.

7. Severance Payment. If the Engagement is terminated either by the Company or Thomas, Thomas shall not be eligible to receive any severance payment.

8. Confidential Information, Rights and Duties.

(a) Thomas specifically agrees that he shall not at any time, either during or subsequent to the term of the Engagement, in any fashion, form or manner, either directly or indirectly, unless expressly consented to in writing by the Company, use, divulge, disclose or communicate to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, including, but not limited to: the Company's sales and marketing methods, programs and related data, or other written records used in the Company's business; the Company's computer processes, programs and codes; the names, addresses, buying habits or practices of any of its clients or customers; compensation paid to other employees and independent contractors and other terms of any employment or contractual relationships; or any other confidential information of, about or concerning the business of the Company, its manner of operations, or other data of any kind, nature or description. The parties to this Agreement hereby stipulate that, as between them, the above information and items are important, material and confidential trade secrets that affect the successful conduct of the Company's business and its good will, and that any breach of any term of this section is a material breach of this Agreement. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists or other written and graphic records, and the like, including tangible or intangible computer programs, records and data, affecting or relating to the business of the Company, which Thomas might prepare, use, construct, observe, posses or control, shall be and shall remain the Company's sole property.

(b) For purposes of this Agreement, the term "confidential information" shall not include any information that: (i) has been made public by the Company (other than by acts of Thomas in violation of this Agreement or other obligation of confidentiality); (ii) Thomas is legally compelled to disclose; provided that Thomas notifies the Company of such proposed disclosure in as far in advance of its disclosure as is practicable and uses their best efforts to obtain assurances that confidential treatment will be accorded to such information; or (iii)is otherwise publicly available other than through disclosure by a party in breach of a confidentiality obligation with respect thereto.

(c) Any wrongful interference with the Company's business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by Thomas or any of their agents after the term of the Engagement shall be treated and acknowledged by the parties as a material breach of this Agreement.

(d) Thomas's duties under this Section 8 shall survive termination of the Engagement. Thomas acknowledge that a remedy at law for any breach or threatened breach by Thomas of the provisions of this Section 8 would be inadequate, and Thomas therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

12. General Provisions.

(a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy, to the Company at its primary office location and to Thomas at the following address: 304 5158 48Th Avenue, Delta, B.C. V6P 6G5.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein or therein

(c) Waiver. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

(d) Complete Agreement. This Agreement to be effective upon the Effective Date constitute the entire agreement between Thomas and the Company and it is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between Thomas and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and it cannot be modified or amended except in a writing signed by Thomas and the Chief Executive Officer of the Company.

(e) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement or plan.

(f) Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or thereof nor to affect the meaning thereof.

(g) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Thomas and the Company and their respective successors, assigns, heirs, executors and administrators, except that Thomas may not assign any of their duties hereunder and may not assign any of their rights hereunder without the written consent of the Company.

(h) Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action. In no event, will a party entitled to reimbursement be reimbursed later than 2-1/2 months following the close of the calendar year in which in such action is finally resolved.

(j) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Nevada as applied to contracts excluding the rules on conflicts of law.

If you are in agreement with the terms set forth herein, please read, sign and return a copy of this Agreement to me at the address noted above.

Yours truly,

/S/ SHAILEN SINGH

Shailen Singh

President & CEO

Accepted and Agreed to :

/S/ Doug Thomas

Doug Thomas

Authorized signatory

Internet- IR services Inc.